UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 14, 2009
SPARTON CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Ohio	1-1000	38-1054690
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2400 East Ganson Street
Jackson, Michigan	49202
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (517) 787-8600
N/A
(Former Name or former address, if changed since last report)
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On August 14, 2009, Sparton Corporation (the “Company” or “Sparton”) and its wholly-owned subsidiaries, Sparton Electronics Florida, Inc., Spartronics, Inc., Sparton Medical Systems, Inc., Spartronics Vietnam Co., Ltd., Sparton Technology, Inc. and Sparton of Canada Limited (collectively, the “Sparton Subsidiaries”) entered into an Amended and Restated Revolving Credit and Security Agreement, dated as of August 14, 2009 (the “Amended and Restated Credit Agreement”), among the Company and the Sparton Subsidiaries (collectively, the “Borrowers”), the financial institutions from time to time party thereto (the “Lenders”) and National City Business Credit, Inc., as a Lender and as agent for the Lenders (in such capacity, the “Agent”).
     The Amended and Restated Credit Agreement replaces the Company’s existing line of credit issued by National City Bank (the “Existing Facility”), by providing a $20 million revolving line-of-credit facility (the “Line of Credit”) to support the Company’s working capital needs and other general corporate purposes. The Line of Credit is secured by substantially all assets of the Borrowers (the “Collateral”). As of the effective date of the Amended and Restated Credit Agreement, the Company used available cash to pay off the Existing Facility principal balance of $15,500,000 and the remaining principal balance of its term loan with National City Bank of $3,400,000. Under a post-closing agreement entered into in connection with the Amended and Restated Credit Agreement (the “Post-Closing Agreement”), the Company must satisfy certain post-closing conditions by delivering to the Agent collateral-related documents and taking related actions before it may draw down in excess of $5 million under the Line of Credit. The Company anticipates that the conditions set forth in the Post-Closing Agreement will be satisfied within the next 45 days. Based on the Company’s current cash position, Sparton did not need to draw down any portion of the available borrowings under the Line of Credit as of the effective date of the Amended and Restated Credit Agreement, and the Company anticipates that it will not be required to draw down on the Line of Credit before it satisfies each of the conditions in the Post-Closing Agreement.
     The Amended and Restated Credit Agreement has a term of 3 years and expires on August 13, 2012. The amount that the Borrowers may borrow under the Amended and Restated Credit Agreement may not exceed the borrowing base as calculated under Section 2.1(a) of the Amended and Restated Credit Agreement, which is generally the sum of 85% of eligible receivables and 60% of eligible inventory, minus certain deductions. At the option of the Company, the Line of Credit bears interest at either (i) the Alternate Base Rate plus a margin of 4.00% or (ii) the Eurodollar Rate plus a margin of 5.00%, which margins are in each case subject to reduction based on changes in the consolidated fixed charge coverage ratio of the Borrowers. The Alternate Base Rate is subject to a floor of 3.00% and the Eurodollar Rate is subject to a floor of 2.00%.
     The Amended and Restated Credit Agreement includes representations, covenants and events of default that are customary for financing transactions of this nature. The financial covenants contained in the Amended and Restated Credit Agreement include a minimum consolidated amount of net income before interest expense, income tax expense and depreciation and amortization expense (EBITDA) and other adjustments, as well as a minimum consolidated fixed charge coverage ratio. A violation of any of these provisions could result in a default under the Amended and Restated Credit Agreement, which would permit the Lenders to restrict the Borrowers’ ability to borrow under the Amended and Restated Credit Agreement, cause all of the Borrowers’ outstanding obligations to the Lenders to become immediately due and payable, and foreclose on the Collateral. Also, if the Borrowers do not pay the principal or interest on their outstanding obligations to the Lenders, or if any other event of default occurs, such obligations would bear interest at an increased rate. In addition to their direct obligations as Borrowers under the Amended and Restated Credit Agreement, the Sparton Subsidiaries that were guarantors under the Existing Facility continue to guarantee the obligations of the Borrowers under the Amended and Restated Credit Agreement.
     The foregoing does not constitute a complete summary of the terms of the Amended and Restated Credit Agreement or the Post-Closing Agreement. Reference is made to the complete form of the Amended and Restated Credit Agreement and Post-Closing Agreement attached to this report as Exhibit 10.1 and Exhibit 10.2, respectively, each of which is hereby incorporated by reference.
FORWARD-LOOKING STATEMENTS
     Certain statements described in this Current Report on Form 8-K are forward-looking statements within the scope of the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “will” or “intend” and similar words or expressions. These forward-looking statements reflect Sparton’s current views with respect to future events and are based on currently available financial, economic and competitive data and its current business plans. Actual results could vary materially depending on risks and uncertainties that may affect Sparton’s operations, markets, prices and other factors. Important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, Sparton’s financial performance and the implementations and results of its ongoing strategic initiatives. For a more detailed discussion of these and other risk factors, see Part I, Item 1A, Risk Factors and Part II, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, in Sparton’s Form 10-K for the year ended June 30, 2008, and its other filings with the Securities and Exchange Commission, including Sparton’s Form 10-Q for the quarters ended September 30, 2008, December 31, 2008 and March 31, 2009. Sparton undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
Exhibit 10.1	Amended and Restated Revolving Credit and Security Agreement dated August 14, 2009 among the Company, its subsidiaries and National City Business Credit, Inc.

Exhibit 10.2	Post-Closing Agreement dated August 14, 2009 among the Company, its subsidiaries and National City Business Credit, Inc.

     SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPARTON CORPORATION

Dated: August 18, 2009	By:	/s/ Cary B. Wood

Cary B. Wood, President and Chief Executive Officer

Index to Exhibits
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
Exhibit 10.1	Amended and Restated Revolving Credit and Security Agreement dated August 14, 2009 among the Company, its subsidiaries and National City Business Credit, Inc.

Exhibit 10.2	Post-Closing Agreement dated August 14, 2009 among the Company, its subsidiaries and National City Business Credit, Inc.